EXHIBIT 10.21

                               FIRST AMENDMENT TO

                                      LEASE

     This AMENDMENT (the "Amendment") made the 20th day of January, 2003, amends a LEASE dated November 1, 2000 (the "Lease") between O'LEARY-VINCUNAS LLC, a Massachusetts limited liability company, having a principal place of business at c/o Development Associates, P.O. Box 528, 630 Silver Street, Unit 3C, Agawam, Massachusetts 01001, therein and hereinafter referred to as the "Landlord" and TELAXIS COMMUNICATIONS CORPORATION, a Massachusetts corporation with a principal place of business at 20 Industrial Drive East, South Deerfield, Massachusetts, 01373, therein and hereinafter referred to as the "Tenant".

                               W I T N E S S E T H

     1. Consideration. In consideration of Tenant's payment of FORTY THOUSAND ($40,000.00) DOLLARS to Landlord upon execution of this Amendment and contingent upon a new lease being executed for Building 2 on Lot 8, the Landlord and Tenant have agreed to amend the Lease effective January 20, 2003 as described below.

     2. Section 1.1. Section 1.1 is deleted in its entirety and replaced it as follows:

     "1. DEMISED PREMISES.

          1.1 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon and subject to the terms and provision of this Lease, the land and building commonly known as a free-standing building ("Building 1") consisting of approximately 31,395 square feet of floor space located on a parcel of land on the south side of Easterly Access Road, Deerfield Industrial Park, South Deerfield, Massachusetts known as Lot 9 containing approximately 3.096 acres ("Parcel 1"). Parcel 1 is more particularly described on Exhibit A. Building 1 and Parcel 1 are hereafter referred to as the "Demised Premises." The Demised Premises are subject to the right of the occupant of Building 2 on Lot 8 (adjacent to Parcel 1 to the west)
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     to use the portion of Parcel 1 labeled "License for Truck Passage" on the attached Exhibit B, for vehicular (truck) traffic, for access to the truck dock on the easterly side of Building 2 and out to the Easterly Access Road."

     3. Section 3.1. The Lease is further amended by deleting Section 3.1 in its entirety and replacing it as follows:

     "3. RENT

          3.1 Tenant agrees to pay to Landlord, at such place or places as Landlord may by notice in writing to Tenant from time to time direct, Minimum Annual Rent at the following rates and times:

               (a) For the first Lease Year at the yearly rate of $422,516.25, payable in equal monthly installments of $35,209.68 in advance on the first day of each and every calendar month during said first Lease Year.

               (b) For the second Lease Year, at the yearly rate of $430,966.57, payable in equal monthly installments of $35,913.88 in advance on the first day of each and every calendar month during said second Lease Year.

               (c) For the first three months of the third Lease Year at the yearly rate of $439,585.90, payable in equal monthly installments of $36,632.15 in advance on the first day of November, December and January during said third Lease Year. Provided however, the rent for January, 2003 will be reduced on a pro rated basis to the lower monthly figure in the next paragraph for the number of days that Building 2 is leased to Millivision, Inc.

               (d) For the fourth through twelfth months of the third Lease Year at the yearly rate of $220,477.66, payable in equal monthly installments of $18,373.14 in advance on the first day of the months
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          of February through October during said third Lease Year.

               (e) For the fourth Lease Year at the yearly rate of $224,887.21 per year, payable in equal monthly installments of $18,740.60 in advance on the first day of each and every calendar month during said fourth Lease Year.

               (f) For the fifth Lease Year at the yearly rate of $229,384.95 payable in equal monthly installments of $19,115.41 in advance on the first day of each and every calendar month during said fifth Lease Year."

     4. Exhibits. Exhibit A to the Lease is hereby replaced with Exhibit A attached to this Amendment. Exhibit B attached to this Amendment is hereby added as Exhibit B to the Lease.

     5. Removal of Personal Property. Tenant has left some items of personal property (the "Personalty") in the property known as Building 2 on Lot 8, which building is being removed from the covenants of the Lease as of January 20, 2003. Tenant has agreed to remove the Personalty from Building 2 within sixty
(60) days of January 20, 2003, coordinating with the new tenant and in a manner which does not disrupt the operations of the new tenant in Building 2.

     6. Ratification. Except for the above amendments, the original Lease dated November 1, 2000 is ratified and confirmed.

     EXECUTED as a sealed instrument on the day and year first above written.

                                        LANDLORD:
                                        O'LEARY-VINCUNAS LLC





                                         By: /s/ Kenneth P. Vincunas
------------------------------              -------------------------------
Witness                                     Kenneth P. Vincunas,
                                              Class A Manager

                                        By: /s/ Edward J. O'Leary
------------------------------              -------------------------------
Witness                                     Edward J. O'Leary,
                                              Class B Manager


                                        TENANT:
                                        TELAXIS COMMUNICATIONS CORPORATION

                                        By: /s/ Dennis C. Stempel
------------------------------              -------------------------------
Witness                                     Name: Dennis C. Stempel
                                            Title: Senior Vice President & CFO